Exhibit 10.23

6120 S. Yale Avenue • Suite 1300 • Tulsa •OK • 74136-4217
Phone 918-481-1119 • Fax 918-481-5896

[DATE]

[Title. First Name Last Name]
[Address]
[City, State ZIP]

Re: NGL Energy Partners LP (“NGL”) Restricted Unit Grant Agreement

Dear [Title. Last Name]:

The Compensation Committee of NGL Energy Holdings LLC (“NGL Energy”), through the consent of NGL Energy’s Board of Directors, has awarded you Restricted Units (“Grants”) representing [total number of units using numbers, i.e. 3,000] NGL common units under the terms of the NGL Energy Partners LP 2025 Long-Term Incentive Plan, as amended from time to time (“LTIP”). The Grant shall be subject to the terms and conditions of the LTIP and this Agreement. This Grant vests as indicated below, subject to your continued employment on each vesting date. Any portion of this Grant that does not vest will be forfeited. Common units will be issued to you upon vesting. The unit value of your Grant will be determined based on the high/low average of the Company’s daily market price on the date of vesting. Cash distributions will not be accrued or paid until the Grants are vested. Subsequent to vesting, distributions will be made at the same times and in the same amounts as other outstanding common units.

Vesting Schedule

Grant Award	Date of Vesting	Grant Award	Date Vesting

[# of units vesting, i.e. 500]	[Vesting Date]	[# of units vesting, i.e. 500]	[Vesting Date]
[# of units vesting, i.e. 500]	[Vesting Date]	[# of units vesting, i.e. 500]	[Vesting Date]
[# of units vesting, i.e. 500]	[Vesting Date]	[# of units vesting, i.e. 500]	[Vesting Date]

Please note that like any compensation arrangement, Grants under the LTIP are to be kept confidential unless required by SEC disclosure regulations. It is a pleasure for us to be associated with you in building an even greater Master Limited Partnership.

Please login to NetBenefits through Fidelity at https://nb.fidelity.com/static/mybenefits/netbenefitslogin/#/login to ACCEPT the Grant Award within the next fifteen (15) business days. Copies of the LTIP, Prospectus and Clawback Policy are available under the Documents Tab on your Net Benefits home page. If you have any trouble logging in to NetBenefits, please contact Fidelity at 1.800.544.9354.

Thank you.

NGL Energy Partners LP
By:	NGL Energy Holdings LLC, its general partner

By:
H. Michael Krimbill, Chief Executive Officer